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                            NETWORK ACCESS AGREEMENT
                                    BETWEEN
                        ROCKPORT COMMUNITY NETWORK, INC.
                                      AND
                          F.A. RICHARD AND ASSOCIATES

THIS NETWORK ACCESS AGREEMENT is by and between Rockport Community Network, Inc. hereinafter referred to as "RCNI," a Nevada corporation, and F. A. Richard and Associates hereinafter referred to as "FARA," a Louisiana corporation.

                                    RECITALS

WHEREAS RCNI has entered into various agreements with its clients to make available to its clients' eligible employees or insureds and their dependents and other persons certain health care services at reduced costs, and

WHEREAS FARA has entered into agreements with various providers of health care in the State of Louisiana who have agreed to make available certain health care services at reduced costs, hereinafter referred to as the "Network,"

WHEREAS RCNI desires to utilize the Network of FARA, in the state of Louisiana, for the use and benefits of RCNI's clients and their eligible participants.

NOW THEREFORE for and in consideration of the premises and the mutual covenants in this agreement, the receipt and adequacy of which are acknowledged, RCNI and FARA agree as follows:

                                I.  DEFINITIONS

For the purpose of this agreement, certain terms are defined as follows:

  1.1   AGREEMENT:  This RCNI agreement between RCNI and FARA.

  1.2 NORMAL OR BILLED CHARGES: This charge of participating providers, physicians, or hospitals for a service, based upon fees that are usual and customary to that provider and consistent with community standards or based upon hospital standard charges, as adjusted from time to time by participating providers, physicians, or hospitals during the term of this agreement and before any discount is applied in accordance with this agreement.

  1.3 PARTICIPANT: Any individual eligible to receive covered health care services through the network.

  1.4 PARTICIPATING HOSPITALS: Any hospital that has an agreement with FARA to provide hospital services to participants at reduced rates.

  1.5 PARTICIPATING PROVIDER: Those hospitals, physicians, and other organizations or individuals who have agreements directly with FARA or have subcontracted with a party who has an agreement with FARA to provide certain health care services to participants at reduced rates.

  1.6 CLIENTS: Any employer, third-party administrator, trust, insurance company, or entity that has entered into a contract with RCNI to obtain services for participants from participating providers.

  1.7 THIRD-PARTY ADMINISTRATOR: Any organization that, through a contract with a Client, is responsible for the administration of claims (also called "claims payor").

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                              II.  DUTIES OF RCNI

  2.1 INCENTIVES AND PROMOTIONS: RCNI shall only accept as Clients those organizations and entities that establish and maintain significant incentives that will encourage participants to obtain health care services from participating providers. Clients shall be required to use its best efforts to communicate and promote the use of the network to the participants and to provide RCNI with appropriate information relating to participants. RCNI shall require the right to review all plan documents, descriptions, and other information furnished to participants regarding the network.

  2.2 REPRICING: RCNI shall receive bills for health services rendered to participants from either the provider, the client or the clients contracted claims payor, apply the discounts in the provider's agreement with FARA, and send the repriced bills to Client or claims payor for adjudication and payment.

  2.3 REPORTS: RCNI shall provide FARA with a monthly report of each claim repriced that month showing billed charges, savings, PPO rate and fee charged if the fee is based on a percentage of savings. The report will also reflect for those Client's charges a capitated per participant, per month fee and have participants located in Louisiana, the name of the client, number of participants in Louisiana, per month rate and the total fee charged for those participants in Louisiana.

  2.4 IDENTIFICATION: RCNI shall require its Clients to agree that it shall require all of their participants to identify themselves as RCNI/Richard Associates PPO members to FARA's facilities and physicians at the time health care services are required.

  2.5 NOTIFICATION OF COMPLAINTS: RCNI agrees to refer to FARA in a timely manner any complaint, controversy or contract problem arising out of delivery of services by FARA's participating providers.

  2.6 RCNI agrees to inform, encourage and where possible, enforce a prompt payment schedule on its Clients. All provider contracts are payable within thirty (30) days of receipt of all necessary information to complete the claim or the claim shall be paid at billed charges.

                              III.  DUTIES OF FARA

  3.1 PROVIDERS: FARA shall provide a network of providers located in the state of Louisiana that shall have entered into an agreement, directly or through an entity that has the right to enter into such an agreement on their behalf, to provide certain health care services to participants for fees that are less than their usual and customary fees.

  3.2 PROVIDER LOCATIONS: FARA shall provide RCNI with a list of participating providers in the state of Louisiana.

  3.3 CONTRACTUAL RATES: FARA shall provide RCNI with all of the information necessary to apply the contractual rates of the providers to the health claims of RCNI's Clients in an accurate manner.

  3.4 HOSPITAL ADMISSIONS: FARA shall, unless otherwise set forth in this agreement or an attachment hereto, require that participants of RCNI's Clients requiring admission to a participating hospital be considered for admission in accordance with the policies and procedures of participating hospitals.

  3.5 PHYSICIAN SERVICES: FARA shall use its best efforts to require participating physicians, according to individual provider agreements with FARA, to make available to RCNI's Client's participants their usual and customary services.

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  3.6   RESULTS, ACCESS, QUALITY, AND AVAILABILITY OF SERVICES:  FARA does not guarantee the results of, quality of, availability of, or access to services provided under the network that participants seek from participating provider. In the event a participant cannot obtain services from a participating provider, FARA shall not be responsible for any portion of the costs relating to such services obtained from a non-participating provider.

  3.7 CREDENTIALING: FARA shall warrant that credentialing standards and practices have been adhered to by their staff in accordance with the usual and customary practices in the industry. FARA shall be solely, exclusively and independently liable for the negligent review and/or approval of its provider's credentials, and with respect hereto, shall hold RCNI and its Clients harmless. FARA agrees to immediately notify RCNI of any changes in the credentials of a provider(s).

  3.8 NOTIFICATION TO PROVIDERS: FARA shall transmit in a timely manner to their providers, notification of this Network Access Agreement and instructions regarding compliance with the administrative procedures, billing and accounting procedures and any utilization program required.

                            IV.  PAYMENT AND CHARGES

  4.1 ACCESS FEES: RCNI agrees to pay to FARA monthly access fees to use the FARA network as follows:

        RCNI Clients with fee based on a percentage of savings--RCNI agrees to pay an access fee for each claim submitted by its Clients using the participating providers of FARA's Network in Louisiana and repriced by RCNI equal to thirty--three and one third percent (33 1/3%) of the net fee billed and collected by RCNI for the claim.

        RCNI Clients with fixed fee based on per participant, per month--RCNI agrees to pay an access fee for each of its Client's participants living in Louisiana where a FARA participating provider is located or available equal to thirty-three and one third percent (33 1/3%) of the net monthly fee charged to the Client by RCNI for those participants.

  4.2 ADJUSTMENTS: Any adjustment by RCNI to a prior month's billing for a client reducing or increasing the fees above will be reflected on the current month's payment to FARA.

  4.3 PAYMENTS: All payments from RCNI to FARA for a month's activity will be paid within 15 days after they have been received from Clients by RCNI.

                          V.  RELATIONSHIP OF PARTIES

  5.1 INDEPENDENT CONTRACTORS: RCNI is an independent contractor and is not an agent or employee of FARA, and nothing in this agreement shall be construed to create a relationship of employee--employer or agent--principal.

  5.2 FARA'S RELATIONSHIP TO PROVIDERS: RCNI acknowledges that FARA makes no representation or warranty regarding the quality or availability of the services of the participating providers, and FARA shall not be responsible for any claim or expense that arises from such services, the failure or refusal to provide such services, or the provision of such services to individuals not eligible. RCNI acknowledges that the discounts provided under the network are subject to change without notice and that such discounts may not apply to all services provided by participating providers.

  5.3 PROVIDER--PATIENT RELATIONSHIP: Participating providers are exclusively responsible for the maintenance of the physician--patient and hospital--patient relationship with participants and are solely responsible to such persons for all services.

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                              VI.  INDEMNIFICATION

  6.1-1 INDEMNIFICATION OF FARA: In addition to the other indemnity provisions of this agreement, RCNI agrees to indemnify and hold FARA and its officers, directors, employees, and agents harmless from all claims, causes of action, and damages of whatever nature arising out of the acts or omissions of RCNI. This indemnity shall extend to and include all costs and expenses, including attorney's fees and costs of court, incurred by RCNI in any lawsuit, threatened litigation, arbitration, dispute resolution proceeding, bankruptcy, or administrative proceeding.

  6.1-2 INDEMNIFICATION OF RCNI: In addition to the other indemnity provisions of this agreement, FARA agrees to indemnify and hold RCNI and its officers, directors, employees, and agents harmless from all claims, causes of action, and damages of whatever nature arising out of the acts of omissions of FARA. This indemnity shall extend to and include all costs and expenses, including attorney's fees and costs of court, incurred by RCNI in any lawsuit, threatened litigation, arbitration, dispute resolution proceeding, bankruptcy, or administrative proceeding.

  6.2 LEGAL DEFENSE: The defense of any legal action instituted on a claim for benefits under the network shall not be an obligation of RCNI. RCNI shall, however, cooperate with FARA by furnishing such material or information as is available in connection with the defense of any such action.

  6.3 RCNI NOT GUARANTOR OR INSURER: RCNI will not be liable for the payment of any claims relating to benefits provided under this agreement. RCNI is neither the insurer, guarantor, indemnifier, nor underwriter of Client's responsibility to provide benefits to participants.

                    VII.  TERM AND TERMINATION OF AGREEMENT

  7.1 TERM: This agreement shall remain in force and effect for a term of one year commencing on February 2, 1998, the "effective date," and expiring on February 2, 1999, the "Term," and automatically renew unless either party notifies the other party not later than thirty days prior to the renewal date.

  7.2 NOTICE OF TERMINATION: Either party, at any time during the term of this agreement, may cancel this agreement, with or without cause, upon providing the other party with sixty days' prior written notice.

  7.3 EFFECT OF TERMINATION: Termination of this agreement shall not affect the rights and obligations of the parties arising out of transactions occurring prior to termination. RCNI acknowledges that the participating provider may refuse to provide services at a discount immediately upon termination even if a participant's hospitalization or course of treatment is not yet complete.

  7.4 AUTOMATIC TERMINATION: This agreement shall automatically terminate upon business failure of the parties, appointment of a receiver or trustee for any asset or assets or operations of the parties, insolvency or the commission of any act of bankruptcy by the parties, assignment for the benefit of creditors, the commencement of any proceedings under any bankruptcy or insolvency law or against the parties, or levy, seizure, or attachment of any assets of the parties.

                              VIII.  MISCELLANEOUS

  8.1 LEGAL FEES AND COSTS: If any action at law or in equity, including an action for declaratory relief, is brought to enforce any covenant or provision contained herein, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees from the other party, which fees may be sent by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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  8.2   CHOICE OF LAW AND VENUE:  This agreement shall be construed under and in accordance with the law of the state of Texas, and all obligations of the parties created hereunder are performable in Travis County, Texas.

  8.3 ASSIGNMENT: This agreement in whole or in part shall not be assigned without the prior written consent of the other party.

  8.4 WAIVER OF BREACH: the waiver by either party of breach or violation of any provision of the agreement shall not operate as, nor be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

  8.5 FORCE MAJEURE: Neither party shall be liable nor deemed to be in default for any delay or failure to perform under this agreement deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquake, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other cause beyond the reasonable control of either party.

  8.6 NOTICE: Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

               Rockport Community Network, Inc.

                                                Larry K. Hinson
                                                Secretary-Treasurer
                                                50 Briar Hollow Lane, Suite 515W
                                                Houston, TX 77027

               F. A. Richard and Associates

                                                Reed Bell
                                                2360 Fifth Avenue, Suite 100
                                                Mandeville, LA 70471

        or to such other address and to the attention of such other person or officer as either party may designate in writing

  8.7 SEVERABILITY: In the event any provision of this agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this agreement, which shall be in full force and effect, enforceable in accordance with its terms.

  8.8 ENTIRE AGREEMENT/AMENDMENT: This agreement supersedes all previous contracts and constitutes the entire agreement between or among the parties. No party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this agreement, the parties rely solely upon the representations and agreements contained in this agreement and that all representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this agreement shall be recognized unless and until made in writing and signed by all parties hereto.

  8.9 COUNTERPARTS: This agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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  8.10  REFERENCE TO RCNI:  RCNI agrees that FARA may refer to RNCI in informing participating providers and potential participating providers about the organizations, funds, and employers participating in the network.

  8.11 THIRD-PARTY RIGHTS: This agreement is entered into by and between the parties hereto and for their benefits. No third party shall have any right to enforce or enjoy any benefit created or established under this agreement.

  8.12 HEADINGS: The headings used in this agreement are used for administrative services only and do not constitute substantive matter to be considered in construing the terms of this agreement.

The parties hereto have caused this agreement to be executed in multiple originals by their duly authorized officers, as of the day and year indicated below.

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
F. A. RICHARD AND ASSOCIATES                  ROCKPORT COMMUNTIY NETWORK, INC.

By: /s/ REED BELL                             By: /s/ LARRY K. HINSON
---------------------------------------       ---------------------------------------
Title: Executive V. P.                        Title: Sec.- Treasurer
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Date: 2/10/98                                 Date: 2/16/98
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